Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 8, 2006, CareGuide, Inc. ("CareGuide"), completed a business combination with Haelan Corporation ("Haelan") (the "Merger"). As a result of the Merger, Haelan has become a wholly-owned subsidiary of CareGuide. Accordingly, the assets and liabilities of Haelan will be recorded, as of the date of the business combination, at their respective fair values and added to those of CareGuide. The purchase price for all outstanding shares of capital stock of Haelan and all rights to acquire such shares of Haelan consisted of (i) cash paid at closing in the amount of $1.5 million, (ii) convertible promissory notes in the aggregate amount of $6.5 million and (iii) estimated transaction-related expenses in the amount of approximately $247,000, for a total purchase price of approximately $8.25 million. Pursuant to the agreement of merger, CareGuide may be obligated to pay to the former Haelan securityholders an additional amount up to $3.0 million in the event that certain conditions have been satisfied, the result of which will not be known until after December 31, 2007. This additional contingent payment has not been included in the calculation of the purchase price. In the event that CareGuide is obligated to make all or any portion of such contingent payment, it will be reflected as an adjustment to the purchase price. Such contingent payment may be made in cash or a combination of cash and common stock of CareGuide, at the discretion of CareGuide, subject to certain restrictions contained in the agreement of merger.

Set forth below are the following unaudited pro forma financial statements, including:

•	the unaudited pro forma condensed combined balance sheet as of September 30, 2006, assuming that the merger between CareGuide and Haelan occurred as of the balance sheet on such date;

•	the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2006, assuming that the merger between CareGuide and Haelan occurred as of April 1, 2005; and

•	the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2006, assuming that the merger between CareGuide and Haelan occurred as of April 1, 2006.

The unaudited pro forma condensed combined financial statements give effect to the transaction between Haelan and CareGuide. The purchase price has been allocated among the fair values of the assets and liabilities of Haelan, while the historical results of CareGuide are reflected in the results of the combined company. The transaction has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values as of the completion of the transaction. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of Haelan that exist as of the date of completion of the transaction.

The unaudited pro forma condensed combined financial statements with respect to CareGuide and Haelan include historical financial data derived from the historical financial statements of Haelan included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A and in the historical financial statements of CareGuide set forth in CareGuide’s Form 10-KSB for the year ended March 31, 2006 and its Form 10-QSB for the quarter ended September 30, 2006. The historical financial statements used for Haelan were derived from its audited financial statements for the fiscal year ended December 31, 2005 and its unaudited financial statements for the six months ended September 30, 2006 which are not presented herein. The historical financial statements used for CareGuide were derived from the applicable quarterly unaudited financial statements.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that CareGuide and Haelan believe to be reasonable, and do not purport to represent the companies’ combined financial condition nor results of operations had the merger occurred on or as of the dates noted above or to project results for any future date or period. In the opinion of management, all adjustments have been made that are needed to present fairly the unaudited pro forma condensed combined financial information. The information is subject to a number of uncertainties, relating to the merger and related matters, including among other things, estimates, assumptions and uncertainties regarding the amount of accruals for direct acquisition costs and the amount of expenses and other costs relating to the merger and the actual amount of identified intangible assets and goodwill that will result from the merger. Accordingly, the unaudited pro forma condensed combined financial information does not purport to be indicative of the actual results of operations or financial condition that would have been achieved had the merger in fact occurred on the dates indicated, nor does it purport to be indicative of the results of operations or financial condition that may be achieved in the future.

Further, the unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities resulting from integration planning, as CareGuide's management is in the process of making these assessments and estimates of these costs are not currently known. It is believed that the Company will incur certain restructuring charges related to the merger in future periods.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with definite lives may change, which could result in a material change in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the transaction may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. In addition to the receipt of the final valuation, the impact of future integration activities could cause material differences in the information presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with Haelan’s audited financial statements and unaudited condensed financial statements and related attached notes included in this Form 8-K/A and CareGuide’s audited financial statements and unaudited condensed financial statements and related attached notes included in CareGuide’s Form 10-KSB for the year ended March 31, 2006 and its Form 10-QSB for the quarter ended September 30, 2006 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in CareGuide’s Form 10-KSB for the year ended March 31, 2006 and its Form 10-QSB for the quarter ended September 30, 2006.

CareGuide, Inc. and Haelan Corporation

Pro Forma Balance Sheet

As of September 30, 2006

(Dollars in thousands)

		Haelan
	CareGuide, Inc.	Corporation	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$ 6,873	$ 47	$ (1,575)	(a)	$ 5,345
Restricted cash available for current liabilities	4,516	-			4,516
Securities available for sale	38	-			38
Securities held for trading	441	-			441
Notes receivable	350	-			350
Accounts receivable, net of allowance for doubtful accounts	3,500	311			3,811
Prepaid expenses and other current assets	458	139	(106)	(b)	491
Current assets of discontinued operations	1,000	-			1,000
Total current assets	17,176	497	(1,681)		15,992
Property and equipment, net	1,295	1,390	1,065	(e)	3,750
Intangibles and other assets, net	3,674	-	2,600	(f)	6,274
Goodwill	28,695	-	4,309	(g)	33,004
Restricted cash	884	-			884

Total assets	$ 51,724	$ 1,887	$ 6,293		$ 59,904

Liabilities, redeemable preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Claims payable	$ 6,843	$ -	$ -		$ 6,843
Accounts payable and accrued expenses	4,103	1,427	172	(a)	5,702
Deferred revenue	1,312	70			1,382
Note payable	300	509	(509)	(c)	300
Notes payable to Haelan securityholders	-	-	6,500	(a)	6,500
Current tax liability	126	-			126
Current portion of capital lease obligations	1	1			2
Current liabilities of discontinued operations	1,129	-			1,129
Total current liabilities	13,814	2,007	6,163		21,984

Long-term liabilities:
Line of credit	8,000	425	(425)	(c)	8,000
Capital lease obligations, net of current portion	-	3			3
Deferred tax liability	-	7			7
Legal settlement payable, net of current portion	300	-			300
Total liabilities	22,114	2,442	5,738		30,294

Commitments and contingencies

Redeemable Series A Preferred Stock		1,053	(1,053)	(d)	-

Stockholders’ equity (deficit):
Common stock, $.01 par value, 80,000,000 shares;
authorized 67,538,976 shares issued and outstanding	675	1,473	(1,473)	(d)	675
Additional paid-in capital	62,014	-			62,014
Other comprehensive loss	(23)	-			(23)
Accumulated deficit	(33,056)	(3,081)	3,081	(d)	(33,056)
Total stockholders’ equity (deficit)	29,610	(555)	555		29,610
Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$ 51,724	$ 1,887	$ 6,293		$ 59,904

CareGuide, Inc. and Haelan Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended March 31, 2006

(In thousands, except per share data)

		Haelan
	CareGuide, Inc.	Corporation
	Year Ended	Year Ended
	March 31,	December 31,
	2006	2005	Adjustments		Pro Forma
Revenues:
Capitation revenue	$ 39,508	$ -	$ -		$ 39,508
Administrative and fee revenue	15,186	1,746			16,932
Total revenues	54,694	1,746	-		56,440
Cost of services – direct service costs	47,331	1,113			48,444
Gross profit	7,363	633	-		7,996

Operating costs and expenses:
Selling, general and administrative expense	6,873	1,361			8,234
Depreciation and amortization	1,484	163	1,696	(h)	3,343
Total operating costs and expenses	8,357	1,524	1,696		11,577

Loss from continuing operations	(994)	(891)	(1,696)		(3,581)

Other income (expense):
Interest and other income	345	(2)	(39)	(i)	304
Interest expense	(1,518)	(25)	25	(j)
			(325)	(k)	(1,843)
Loss from continuing operations before income
taxes and discontinued operations	(2,167)	(918)	(2,035)		(5,120)

Income tax (expense) benefit	(54)	68	(68)	(b)	(54)
Loss from continuing operations	(2,221)	(850)	(2103)		(5,174)
Accretion of preferred stock	(125)	-			(125)
Net loss from continuing operations
attributable to common stockholders	$ (2,346)	$ (850)	$(2,103)		$ (5,299)

Net loss per common share-basic and diluted
from continuing operations	$ (0.13)				$ (0.28)

Weighted average common shares outstanding - basic
and diluted	18,814				18,814

CareGuide, Inc. and Haelan Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended September 30, 2006

(In thousands, except per share data)

		Haelan
	CareGuide, Inc.	Corporation	Adjustments		Pro Forma
Revenues:
Capitation revenue	$ 17,994	$ -	$ -		$ 17,994
Administrative and fee revenue	9,554	2,273			11,827
Total revenues	27,548	2,273	-		29,821
Cost of services – direct service costs	20,689	867			21,556
Gross profit	6,859	1,406	-		8,265

Operating costs and expenses:
Selling, general and administrative expense	4,549	861			5,410
Depreciation and amortization	958	62	897	(h)	1,917
Total operating costs and expenses	5,507	923	897		7,327

Income from continuing operations	1,352	483	(897)		938

Other income (expense):
Interest and other income	219	5	(20)	(i)	204
Trading portfolio loss	(387)	-			(387)
Interest expense	(818)	(36)	36	(j)
			(163)	(k)	(981)
Income from continuing operations before income
taxes and discontinued operations	366	452	(1,044)		(226)
Income tax (expense) benefit	(138)	21	(21)	(b)	(138)
Income (loss) from continuing operations	228	473	(1,108)		(407)

Net income (loss) per common share-basic and diluted
from continuing operations	$ -				$ (0.01)

Weighted average common shares outstanding
Basic	67,539				67,539
Diluted	70,411				70,411

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

On November 3, 2006, CareGuide, Inc. ( “CareGuide”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among CareGuide, Haelan Acquisition Corporation, an Indiana corporation and newly formed wholly-owned subsidiary of CareGuide (“Merger Sub”) and Haelan Corporation, an Indiana corporation (“Haelan”), pursuant to which Merger Sub will merged with and into Haelan (the “Merger”), with Haelan resulting as a wholly owned subsidiary of CareGuide. The Merger was consummated on December 8, 2006.

In accordance with the terms of the Merger Agreement, at the closing of the Merger, CareGuide paid to Haelan a cash amount equal to $1.5 million, which was used to satisfy certain existing liabilities of Haelan specified in the Merger Agreement. CareGuide also issued convertible promissory notes to the former Haelan securityholders in exchange for their Haelan securities. The aggregate principal amount of the convertible promissory notes was $6.5 million, which amount is subject to reduction in accordance with the terms of the Merger Agreement. The promissory notes carry an interest rate of 5% per year, compounding annually, mature on the three-year anniversary of the closing of the Merger and are convertible into shares of CareGuide’s common stock, par value $0.01 per share, valued based upon the average closing price of the common stock on the OTC Bulletin Board, or any exchange on which CareGuide’s common stock is then traded, for the 20 consecutive trading days ending on the date prior to conversion. The maturity date of the notes may be accelerated in the event of a sale transaction, as defined in the notes, involving CareGuide.

Accordingly, the transaction has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”

2.	Purchase Price

The estimated purchase price of the Merger is as follows (dollars in thousands):

Cash paid at closing	$ 1,500
Notes issued to Haelan securityholders	6,500
Estimated transaction-related expenses	247
Total estimated purchase price	$ 8,247

Under the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Haelan based on their estimated fair values as of the Merger closing date of December 8, 2006. The excess of the purchase price over the fair value of assets acquired and liabilities assumed is allocated to goodwill. A third party valuation consultant has been engaged to assist in the process of determining the fair value of the assets acquired and liabilities assumed. No assurance can be given that actual goodwill will not be more or less than the estimated amount reflected in the pro forma financial statements. The resulting goodwill is subject to an annual impairment test. If the goodwill is impaired CareGuide will recognize a non-cash charge to earnings during the period the impairment is determined.

3.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Haelan’s net tangible and identifiable intangible assets to a preliminary estimate of their fair values and to reflect the amortization expense related to the estimated amortizable intangible assets.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities resulting from integration planning, as CareGuide’s management is in the process of making these assessments, and estimates of these costs are not currently known. It is believed that CareGuide will incur certain restructuring charges related to the merger in future periods.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)

Reflects the $1,500,000 in cash paid at closing, $75,000 of related expenses paid before closing, estimated additional expenses of $172,000 resulting from the transaction and $6,500,000 of convertible promissory notes payable issued to former Haelan securityholders.

(b)	Reflects the recording of a valuation allowance on deferred tax assets and the reduction of income tax expense due to including Haelan in the consolidated tax return.
(c)	Reflects debt repaid by Haelan at the closing of the Merger.
(d)	Reflects the elimination of equity of former Haelan securityholders.
(e)

Reflects the estimated value of the developed technology included as property of Haelan. A third party valuation consultant has been engaged to assist in the process of determining the fair value of the assets acquired and liabilities assumed. No assurance can be given that actual value will not materially differ from the amounts presented herein. Any difference in the valuation as compared to the values presented herein will result in a corresponding change to the goodwill recorded as a result of the Merger.

(f)

For pro forma presentation purposes, the estimated value attributed to identifiable intangible assets of $2,600,000 has been added. Such assets consist of customer contracts, trademarks, non-compete agreements and other intellectual properties of Haelan. A third party valuation consultant has been engaged to assist in the process of determining the fair value of the assets acquired and liabilities assumed. No assurance can be given that actual value will not materially differ from the amounts presented herein. Any difference in the valuation as compared to the values presented herein will result in a corresponding change to the goodwill recorded as a result of the Merger.

(g)

Goodwill is computed as follows (dollars in thousands):

Cash paid	$ 1,575
Convertible promissory notes to former Haelan securityholders	6,500
Unpaid transaction costs	172
Total purchase consideration	8,247
Total book value of Haelan Corporation assets	(1,887)
Valuation allowance recorded	106
Purchase accounting adjustment to basis in developed technology	(1,065)
Purchase accounting adjustment to identifiable intangible assets	(2,600)
Liabilities assumed	1,508
Goodwill	$ 4,309

(h)

Reflects amortization expense which would have been realized had the Merger been completed at the beginning of the period presented. Approximately $4 million of the estimated identifiable intangible assets are amortizing assets that have been given a useful life of between 3 and 5 years and were amortized using accelerated and straight-line methods.

(i)	Reflects interest income which would not have been realized during the period presented due to the $1,575,000 decrease in cash. Assumes a 2.5% annual interest rate.
(j)	Elimination of interest expense related to debt repaid by Haelan at the closing of the Merger.
(k)	Interest on the convertible promissory notes issued to the Haelan securityholders accrues at 5% per year.